Consent of Independent Auditors




We consent to the reference to our firm under the caption "Financial Statements" in the Prospectus in Part A and in the Statement of Additional Information in Part B and to the incorporation by reference in Part B of our report dated January 23, 2004 on the financial statements and the financial highlights of Principal Variable Contracts Fund, Inc. filed with the Securities and Exchange Commission in this Post Effective Amendment No. 58 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 02-35570).


                                                         ERNST & YOUNG LLP

Des Moines, Iowa
August 24, 2004